Exhibit 10.5

STAY INCENTIVE AGREEMENT

THIS AGREEMENT is entered into between GENERAL MOLY, INC., (“Company”), whose mailing address is 1726 Cole Blvd., Suite 115, Lakewood, Denver, CO 80401, and Robert I. Pennington (“Employee”), whose address is 6200 N. Abington Rd, Tucson, AZ  85743.

RECITALS

WHEREAS, Company wishes to have Employee continue his employment with Company through the critical phase of procuring financing for the construction of the Mt. Hope Project;

WHEREAS, Employee wishes to continue employment with Company as Chief Operating Officer; and

WHEREAS, Company agrees to provide a Restricted Stock Award to Employee, expressly conditioned upon the terms and conditions described within this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.                                      Term of Agreement.  This Agreement shall be in effect from January 16, 2015 “Beginning Date”), and end on the earlier of (“End Date”):

(a)                                 The date upon which approval of a Financing Program for the construction of the Mt. Hope Project is made by the Company’s Board of Directors;

(b)                                 The occurrence date of a “Change of Control”, as later defined herein;

(c)                                The date of an involuntary termination of Employee from the Company, absent “Cause”, as later defined herein, by the Company; or

(d)                                 January 15, 2016.

2.                                      Restricted Stock Unit Award.  Company agrees to grant an award of 212,168 Restricted Stock Units (the “RSUs”) in accordance with the terms of the Company 2006 Equity Incentive Program and applicable Restricted Stock Units Agreement between Company and Employee, which shall be incorporated by reference.  The RSUs shall vest in full in accordance with the terms of the Restricted Stock Unit Agreement on the End Date provided that Employee has remained continuously employed by Company from the Beginning Date through the End Date.  All terms and conditions of the award of the RSUs shall be governed by the Restricted Stock Units Agreement.

3.                                      At Will Employment Status.  This Agreement is not an employment agreement and does not guarantee Employee employment with Company for any specific period of time.  Employee shall remain at all times an employee at will whose employment may be terminated by either party at any time, with or without cause.

4.                                      Confidentiality.  Employee expressly agrees to keep the substance and terms of this Agreement strictly confidential.  With the exception of immediate family, tax advisors, and attorneys, Employee further agrees that he/she will not communicate (orally or in writing) or in any way disclose the terms of this Agreement to any person without the prior express written consent of Company, unless compelled to do so by law.  Employee acknowledges that Company may be required to disclose the terms, and file a copy of this Agreement pursuant to applicable securities laws or other legal requirements.

5.                                      Compliance with Section 409A.

Delay in Payment. Notwithstanding anything in the Agreement to the contrary, if Employee is deemed by the Company at the End Date for purposes of payment of the Stay Incentive Award to be a “specified employee” under Section 409A of the Internal Revenue Code, as amended (“Code’) then any such payment which would otherwise be payable hereunder shall not be paid until the date which is the first business day following the six-month period after the End Date (or earlier, upon Employee’s death).

Interpretation. The parties intend that all payments or benefits payable under the Agreement will not be subject to the additional tax imposed by Section 409A, and the provisions of the Agreement shall be construed and administered consistent with such intent. To the extent such potential payments could become subject to Section 409A, the Company and Employee agree to work together to modify the Agreement to the minimum extent necessary to reasonably comply with the requirements of Section 409A, provided that the Company shall not be required to provide any additional compensation amounts or benefits and Employee shall be responsible for payment of any and all taxes owed in connection with the payment of the Stay Incentive Award.

6.                                      Certain Definitions.

(a)                                 “Cause” means the good faith determination by the Company that:

i.                  Employee has neglected, failed or refused to perform Employee’s duties (other than as a result of physical or mental illness);

ii.               Employee has failed to timely attain the goals assigned to Employee by the Company, in its good faith judgment, from time to time;

iii.            Employee has committed an act of personal dishonesty including, without limitation, an act or omission intended to result in personal enrichment of Employee at the expense of the Company;

iv.           Employee has committed a willful or intentional act that could reasonably be expected to injure the reputation, business, or business relationships of the Company or Employee’s reputation or business relationships;

v.              Employee has perpetrated an intentional fraud against or affecting the Company or any customer, supplier, client, agent, or employee thereof;

vi.           Employee has been convicted (including conviction on a nolo contendere, no contest, or similar plea) of a felony or any crime involving fraud, dishonesty, or moral turpitude.

With respect to any of the matters set forth in (i) or (ii) above, the Company shall give Employee notice of the deficiency and a reasonable opportunity to correct the deficiency (not to exceed thirty (30) days) prior to termination. In the event that the Company has given notice of a deficiency and makes a determination that the deficiency has not been cured within a reasonable period of time, Employee’s employment may be terminated for Cause.

(b)                                 “Change of Control” means:

i.            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit Program (or related trust) sponsored or maintained by the Company or any Affiliate; or

ii.               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit Program (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; or

iii.            Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

iv.           A sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

v.              Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7.                                      Additional Provisions.

(a)                                 This Agreement constitutes the entire agreement between the parties concerning the grant of a Restricted Stock Unit Award.  This Agreement does not affect any other agreements between Company and Employee.  This Agreement may not be modified or amended except by a written instrument signed by both parties.

(b)                                 This Agreement and the provisions hereof shall be construed, given effect and governed by the laws of the State of Colorado, and in the event of a breach of this Agreement by any of the parties, in addition to other specific remedies herein, the other party shall have all remedies at law or equity provided by the laws of the State of Colorado.  Venue for any action shall be in the United States District Court for the District of Colorado or the District Court of Jefferson County, Colorado.  Each party waives any objection he/she/it might have to the laying of venue in such courts, including but not limited to objections based on lack of personal jurisdiction, improper venue, or inconvenience of the forum.

(c)                                  Each party has reviewed this Agreement and has had the opportunity to consult with counsel regarding the provisions thereof, and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement.

(d)                                 The parties hereby unconditionally waive their right to a jury trial of any claim or cause of action based upon or arising out of, directly or indirectly, this Agreement.

(e)                                  If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain fully enforceable according to their terms.

(f)                                   This Agreement may be executed in counterparts, including fax or other electronic counterparts, and all counterparts together shall constitute one executed agreement.

DATED this 31st day of January, 2015.

GENERAL MOLY, INC.:			EMPLOYEE:

By	/s/ R. Scott Roswell	2/19/15	/s/ Robert I. Pennington	1/31/15
R. Scott Roswell	date		Employee	date
Vice President Human Resources, Corporate Counsel